                                                                  Exhibit (8)(t)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment is made as of May 1, 2001, by and among Providentmutual Life and Annuity Company of America ("PLACA"), Provident Mutual Life Insurance Company ("PMLIC") (PMLIC and PLACA hereinafter collectively referred to as the "Insurer"), Federated Securities Corp. (the "Distributor"), and Federated Insurance Series (formerly, "Insurance Management Series") (the "Fund").

                                   BACKGROUND

     A. PLACA, the Distributor, and the Fund are parties to a Fund Participation Agreement, dated May 1, 1995 (the "Agreement").

     B. Notwithstanding any contrary provision contained in the Agreement, this Amendment amends, supersedes, and modifies the Agreement. The parties hereto agree to amend the Agreement as follows:

                                   AMENDMENT

     1. The introductory paragraph of the Agreement is amended to read as follows:

"This AGREEMENT is made this 1st day of May, 1995, by and among Providentmutual Life and Annuity Company of America, a life insurance company domiciled in Delaware, and Provident Mutual Life Insurance Company, a Pennsylvania-domiciled mutual life insurer (collectively, the "Insurer"), on the Insurer's behalf and on behalf of: the segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); Federated Insurance Series (formerly, "Insurance Management Series") (the "Fund"), a Massachusetts business trust; and Federated Securities Corp. (the "Distributor"), a Pennsylvania corporation."

     2. Exhibit A to this Agreement is amended to read in the form attached to this Amendment.

     3. Exhibit B to this Agreement is amended to read in the form attached to this Amendment.

FEDERATED SECURITIES CORP.                 PROVIDENTMUTUAL LIFE AND
                                           ANNUITY COMPANY OF
                                           AMERICA



By: /s/ John B. Fisher                     By: /s/ Alan Hinkle
    --------------------------------           ---------------------------------

Name: John B. Fisher                       Name: Alan Hinkle
      ------------------------------             -------------------------------

Title: President -- Institutional Sales    Title: Vice President
       --------------------------------           ------------------------------



                                           PROVIDENT MUTUAL LIFE
FEDERATED INSURANCE SERIES                 INSURANCE COMPANY




By: /s/ John W. McGonigle                  By: /s/ Alan Hinkle
    --------------------------------           ---------------------------------

Name: John W. McGonigle                    Name: Alan Hinkle
      ------------------------------             -------------------------------

Title: Executive Vice President            Title: Executive Vice President
       -----------------------------              ------------------------------

Date: May 1, 2001

                                  EXHIBIT A TO
                         FUND PARTICIPATION AGREEMENT,
                          AS AMENDED AS OF MAY 1, 2001

               Providentmutual Variable Annuity Separate Account
              Provident Mutual Variable Annuity Separate Account

                                  EXHIBIT B TO
                         FUND PARTICIPATION AGREEMENT,
                          AS AMENDED AS OF MAY 1, 2001

                Federated Fund for U.S. Government Securities II
                           Federated Utility Fund II